SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               May 10, 2000


                         Globe Business Resources, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                        0-27682                    31-1256641
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)


11260 Chester Road, Suite 400, Cincinnati, Ohio                     45246
--------------------------------------------------------------------------------
   (Address of principal executive offices)                        Zip Code


Registrant's telephone number, including area code  (513) 771-8287


         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         Globe Business Resources, Inc. announced that it had entered into an Amended and Restated Agreement and Plan of Merger as May 10, 2000 with a subsidiary of Equity Residential Properties Trust for the sale of Globe for $13.00 per share in cash upon closing. The agreement must be approved by Globe shareholders and is subject to customary closing conditions.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  2 Amended and Restated Agreement and Plan of Merger by and among Globe Business Resources, Inc., Globe Holding Co., Inc., a Delaware corporation, and ERP Operating Limited Partnership, an Illinois limited partnership, dated as of January 13, 2000 as Amended and Restated as of May 10, 2000.

                  99       Press Release dated May 10, 2000.


                                      GLOBE BUSINESS RESOURCES, INC.



                                       /s/ David D. Hoguet
                                      ------------------------------------
                                      By:      David D. Hoguet
                                               Chief Executive Officer

 May 10, 2000